EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Current Report of our reports dated February 16, 1998 (except with respect to the matter discussed in Note 15, as to which the date is March 16, 1998) included in Qwest Communications International Inc.'s Amendment No. 1 to Form S-4 Registration No. 333-49915 and to all references to our Firm included in this Current Report.


                               ARTHUR ANDERSEN LLP


Columbus, Ohio
October 13, 1998